Exhibit 99.1
ASCENT MEDIA CORPORATION ANNOUNCES FINANCIAL RESULTS FOR
QUARTER ENDED SEPTEMBER 30, 2009
Englewood, Colorado — November 13, 2009 — Ascent Media Corporation (“Ascent Media” or the “Company”) (Nasdaq: ASCMA) today reported third quarter results for the three months ended September 30, 2009. Ascent Media is a holding company that owns Ascent Media Group (“AMG”), a leading provider of fully integrated, end-to-end services for the digital media supply chain on a worldwide basis. The Company also holds significant cash reserves and maintains a strong balance sheet with virtually no debt.
“AMG’s operational performance fell short of expectations in the third quarter as the business continued to be effected by the worldwide economic slowdown and softness in global advertising and media markets,” said William Fitzgerald, Chief Executive Officer of Ascent Media Corporation. “As this difficult market environment lingers, we have been keenly focused on sharply reducing capital spending and on controlling expenses and have been successful in doing so thus far this year.”
“We are beginning to see signs of stabilization in the industry, marked by increased activity in our digital media services business,” said AMG Chief Executive Officer, Jose Royo. “This quarter, AMG was awarded several new projects with leading automotive advertisers and has made inroads on several international opportunities. We also completed the successful launch of our GMX platform, which enables entertainment content providers and distributors a unique and easy way to transact on and license content. This progress further solidifies AMG’s leadership role in a high growth market as more and more entertainment content is converted from tape to file-based for distribution electronically over numerous platforms.”
Ascent Media Group
Through its two operating segments, Creative Services and Content Services, AMG provides solutions for the creation, management, and distribution of content to major motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies, and other companies that produce, own or distribute entertainment content.
AMG’s Content Services segment, which generates approximately two-thirds of AMG’s total revenue, provides owners of first-run content as well as video and film libraries with a full suite of services that enable safe and efficient movement of content across the digital supply chain. AMG also provides the expertise and capacity to assemble and distribute cable and broadcast network programming via fiber, satellite, and the Internet to viewers around the world.
AMG’s Creative Services segment, representing one-third of AMG’s revenue, provides award-winning post-production and visual effects for feature films, entertainment television, and commercials.
Operating Results
Total revenue for the quarter ended September 30, 2009 was $112.0 million compared to $146.1 million for the three months ended September 30, 2008. The revenue decline was driven by a reduction in revenue for both the Content Services and Creative Services segments.
Content Services revenue decreased $29.6 million from third quarter 2008 to $70.3 million primarily driven by a $20.8 million reduction in system integration services revenue during the quarter and a $4.6 million decline in traditional media services. Digital media services revenue increased by $0.9 million for the quarter. Unfavorable changes in foreign currency exchange rates also reduced revenue by $3.1 million.
Creative Services revenue for the quarter declined $4.6 million to $41.6 million, primarily due to a $5.2 million decline in commercial revenue, driven by a weaker worldwide production market, and a $1.7 million reduction in television and ancillary post production revenue. These declines were partially offset by an increase of $4.3 million from editorial services in the U.S.
As a result of the decline in revenue, Ascent Media’s loss from continuing operations before income taxes widened to $9.2 million in the quarter, as compared to a $1.5 million loss in the third quarter of 2008. For the nine months ended September 30, 2009, Ascent Media had a loss from continuing operations before income taxes of $29.1 million, as compared to a $6.5 million loss for the same period in 2008.
On a combined basis across both of AMG’s operating segments, segment adjusted OIBDA declined $2.4 million to $13.3 million during the quarter. Segment adjusted OIBDA for the Content Services segment was $8.3 million in the quarter, a decrease of $.05 million versus the same period last year. Creative Services segment adjusted OIBDA was $5.0 million, a decrease of $2.3 million versus the year ago period. The decline in segment adjusted OIBDA across both operating segments was primarily attributable to lower revenue in the period. Segment adjusted OIBDA is a non-GAAP financial measure. Please see below for a definition of segment adjusted OIBDA and applicable reconciliations.

Liquidity and Capital Resources
At September 30, 2009, Ascent Media had $296.0 million of consolidated cash and cash equivalents, as well as $41.5 million of liquid marketable securities. AMG’s cash flow from operating activities was $19.0 million for the first nine months of 2009, as compared to $28.3 million for the same period in 2008. The primary driver of cash flow from operating activities is segment adjusted OIBDA. In addition, cash flow from operating activities is impacted by changes in working capital, which are generally due to the timing of purchases and payments for equipment and the timing of billings and collections for revenue, as well as corporate SG&A expenses, which are not included in segment adjusted OIBDA.
For the next twelve months, Ascent Media expects to have sufficient available cash and cash equivalents and net cash from AMG’s operating activities to meet working capital needs and capital expenditure requirements.
Conference Call & Webcast
Ascent Media will host a conference call at 11:00 a.m. ET on Friday, November 13, 2009 to discuss the Company’s business and financial results for the third quarter 2009.
To access the call please dial (866) 430-4291 from the United States, or (706) 634-8989 from outside the U.S. The conference call I.D. number is 36222472. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.
A replay of the call can be accessed through November 20, 2009 by dialing (800) 642-1687 from the U.S., or (706) 645-9291 from outside the U.S. The conference call I.D. number is 36222472.
This call will also be available as a live webcast which can be accessed at Ascent Media’s Investor Relations Website at http://www.ascentmediacorporation.com/Investor-Relations.aspx.
Non-GAAP Financial Measures
This press release includes a presentation of “segment adjusted OIBDA”, which is a non-GAAP financial measure, for each of AMG’s two operating segments, and on a combined basis for both the Content Services segment and the Creative Services segment, referred to herein as “combined segment adjusted OIBDA”. Ascent Media defines “segment adjusted OIBDA” as revenue less cost of services and selling, general and administrative expense (excluding stock-based and long-term incentive compensation and accretion expense on asset retirement obligations), determined in each case on a separate basis for the indicated operating segment only. The operating segments do not include corporate level SG&A, or selling, general and administrative expenses, which amounted to $6.3 million in the third quarter of 2009, compared to a $7.2 million corporate level SG&A expense in the third quarter of 2008. Ascent Media believes that segment adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business’s ability to fund its ongoing capital expenditures and service any debt. In addition, this measure is used by Ascent Media’s management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based and long-term incentive compensation, accretion expense on asset retirement obligations, restructuring and impairment charges, gains/losses on the sale of operating assets and other income and expenses that are included in the measurement of earnings (loss) from continuing operations before income taxes pursuant to GAAP. Accordingly, segment adjusted OIBDA should be considered in addition to, but not as a substitute for, earnings (loss) from continuing operations before income taxes and other measures of financial performance prepared in accordance with GAAP. Because segment adjusted OIBDA excludes corporate and other SG&A and does not include an allocation for corporate overhead, segment adjusted OIBDA should not be used as a measure of our liquidity or as an indication of the operating results that could be expected if either operating segment were operated on a stand-alone basis. As companies often define non-GAAP financial measures differently, segment adjusted OIBDA as calculated by Ascent Media should not be compared to any similarly titled measures reported by other companies.
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation: Ascent Media’s lack of operating history as a stand-alone company; economic conditions and industry trends including the timing of, and spending on, motion pictures, television and television advertising; competitor and market response to our services, including pricing acceptance and the acceptance of any new services; and our ability to identify attractive acquisition opportunities, consummate acquisitions on acceptable terms and integrate any acquired businesses. These forward looking statements speak only as of the date of this press release, and Ascent Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent Media, including the most recent Forms 10-Q and 10-K and any subsequently filed Form 8-K, for additional information about Ascent Media and about the risks and uncertainties related to Ascent Media’s business which may affect the statements made in this press release.
About Ascent Media Corporation and Ascent Media Group

Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiary, AMG, which is primarily engaged in the business of providing content and creative services to the media and entertainment industries in the United States, the United Kingdom and Singapore. AMG provides solutions for the creation, management and distribution of content to motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports, corporate, educational, industrial and advertising content.

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2009	2008
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$295,960	341,517
Trade receivables, net	100,339	114,154
Prepaid expenses	10,475	12,223
Deferred income tax assets, net	10,595	10,826
Income taxes receivable	22,755	9,122
Other current assets	2,053	2,776

Total current assets	442,177	490,618

Investments in marketable securities	41,476	—
Property and equipment, net	206,826	223,928
Deferred income tax assets, net	20,025	22,545
Other assets, net	13,230	8,213

Total assets	$723,734	745,304

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,883	22,633
Accrued payroll and related liabilities	19,653	22,258
Other accrued liabilities	23,997	31,172
Deferred revenue	13,331	15,139

Total current liabilities	77,864	91,202

Other liabilities	30,879	28,792

Total liabilities	108,743	119,994

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 13,427,479 shares at September 30, 2009	134	134
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 659,156 shares at September 30, 2009	7	7
Series C common stock, $.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,462,191	1,459,078
Accumulated deficit	(846,022)	(825,956)
Accumulated other comprehensive loss	(1,319)	(7,953)

Total stockholders’ equity	614,991	625,310

Total liabilities and stockholders’ equity	$723,734	745,304

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Earnings (Loss)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
	amounts in thousands, except per share amounts
Net revenue	$111,957	146,146	349,901	472,602

Operating expenses:
Cost of services	80,182	108,596	250,080	352,641
Selling, general, and administrative, including stock-based and long-term incentive compensation	25,418	32,755	82,600	90,209
Restructuring and other charges	1,160	1,436	2,646	2,699
Gain on sale of operating assets, net	(340)	(7,332)	(130)	(7,152)
Depreciation and amortization	15,384	15,103	44,850	45,785

	121,804	150,558	380,046	484,182

Operating loss	(9,847)	(4,412)	(30,145)	(11,580)

Other income:
Interest income	742	1,661	1,898	5,160
Other income (expense), net	(92)	1,274	(809)	(34)

	650	2,935	1,089	5,126

Loss from continuing operations before income taxes	(9,197)	(1,477)	(29,056)	(6,454)
Income tax benefit (expense) from continuing operations	2,783	27	8,990	(4,512)

Net loss from continuing operations	(6,414)	(1,450)	(20,066)	(10,966)

Discontinued operations:
Earnings from discontinued operations	—	70,857	—	77,236
Income tax expense	—	(30,079)	—	(33,001)

Earnings from discontinued operations, net of income tax	—	40,778	—	44,235

Net earnings (loss)	(6,414)	39,328	(20,066)	33,269

Other comprehensive earnings (loss):
Foreign currency translation adjustments	(1,026)	(5,296)	4,400	(4,729)
Unrealized holding gains arising during the period, net of income tax	817	—	2,134	—
Minimum pension liability adjustment	34	98	100	98

Other comprehensive earnings (loss)	(175)	(5,198)	6,634	(4,631)

Comprehensive earnings (loss)	$(6,589)	34,130	(13,432)	28,638

Basic earnings (loss) per share
Continuing operations	$(0.46)	(0.10)	(1.43)	(0.78)
Discontinued operations	—	2.90	—	3.15

Net earnings (loss)	$(0.46)	2.80	(1.43)	2.37

Diluted earnings (loss) per share
Continuing operations	$(0.46)	(0.10)	(1.43)	(0.78)
Discontinued operations	—	2.90	—	3.14

Net earnings (loss)	$(0.46)	2.80	(1.43)	2.36

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended
	September 30,
	2009	2008
	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(20,066)	33,269
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Earnings from discontinued operations, net of income tax	—	(44,235)
Depreciation and amortization	44,850	45,785
Stock based compensation	1,852	—
Deferred income tax expense	1,307	3,527
Gain on sale of operating assets	(130)	(7,152)
Other non-cash activity, net	549	61
Changes in assets and liabilities:
Trade receivables	14,191	(15,058)
Prepaid expenses and other current assets	(8,921)	(1,250)
Payables and other liabilities	(14,663)	19,956
Operating activities from discontinued operations, net	—	(6,597)

Net cash provided by operating activities	18,969	28,306

Cash flows from investing activities:
Capital expenditures	(22,491)	(28,931)
Purchases of marketable securities	(43,274)	—
Proceeds from sales of marketable securities	6,112	23,545
Cash paid for acquisitions	(2,702)	—
Proceeds from sale of discontinued operations	—	127,833
Proceeds from sale of operating assets	959	11,398
Equity investments	(1,785)	—
Investing activities from discontinued operations, net	—	(5,455)

Net cash provided by (used in) investing activities	(63,181)	128,390

Cash flows from financing activities:
Net cash transfers from Discovery Holding Company (“DHC”)	—	(1,735)
Payment of capital lease obligations	(1,345)	(516)

Net cash used in financing activities	(1,345)	(2,251)

Net increase (decrease) in cash and cash equivalents	(45,557)	154,445

Cash and cash equivalents at beginning of period	341,517	201,633

Cash and cash equivalents at end of period	$295,960	356,078

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Reconciliation for Combined Segment Adjusted OIBDA
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
	amounts in thousands
Segment Adjusted OIBDA:
Content Services	$8,309	8,362	26,140	35,416
Creative Services	5,005	7,312	12,109	17,820

Combined segment adjusted OIBDA	$13,314	15,674	38,249	53,236

Corporate selling, general and administrative expenses	(6,330)	(7,221)	(19,042)	(19,981)
Stock-based and long-term incentive compensation	(573)	(3,597)	(1,834)	(3,313)
Accretion expense on asset retirement obligations	(54)	(61)	(152)	(190)
Restructuring and other charges	(1,160)	(1,436)	(2,646)	(2,699)
Depreciation and amortization	(15,384)	(15,103)	(44,850)	(45,785)
Gain on sale of operating assets, net	340	7,332	130	7,152
Other income, net	650	2,935	1,089	5,126

Loss from continuing operations before income taxes	$(9,197)	(1,477)	(29,056)	(6,454)

Contacts:
Josh Hochberg
Sloane & Company
212-446-1892
Jhochberg@sloanepr.com
Erica Bartsch
Sloane & Company
212-446-1875
Ebartsch@sloanepr.com